CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the references to our firm in the Post-Effective-Amendment No. 73 to the Registration Statement on Form N-1A of Professionally Managed Portfolios and to the use of our report dated April 16, 1999 on the financial statements and financial highlights of Avondale Hester Total Return Fund, a series of Professionally Managed Portfolios. Such financial statements and financial highlights appear in the 1999 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.


                                      /s/ Tait, Weller & Baker

                                      TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
July 26, 1999